UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2004

Atrium Companies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-20095 (Commission File Number)	75-2642488 (I.R.S. Employer Identification Number)

3890 W. Northwest Highway
Suite 500
Dallas, Texas 75220
(Address of executive offices, including zip code)

(214) 630-5757
(Registrant’s telephone number, including area code)

N/A
(former address if changed since last report)

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Asset Pruchase Agreement
Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 1, 2004, Atrium Companies, Inc. (“Atrium” or the “Company”) completed the acquisition of substantially all of the assets of Kinco, Ltd., a Florida limited partnership (referred to as “Kinco”), for a purchase price of $27.1 million, including $26.6 million in cash, $.4 million in assumed liabilities and $.1 million in the form of warrants to purchase Atrium Corporation common stock. The transaction was effected through a newly-formed subsidiary, Atrium Windows and Doors of Florida, LLC, a Delaware Corporation, and was funded through a combination of $20 million of additional term loan borrowings, borrowings under the Company’s revolving credit and accounts receivable securitization facilities and cash on hand.

Kinco, based in Jacksonville, Florida, manufactures, distributes and installs aluminum and vinyl windows for the new home construction and replacement markets in Florida, Georgia and South Carolina. Through its 14 company-owned distribution centers, Kinco sells to large production builders, mid-size regional builders and replacement contractors. The acquisition of Kinco allows the Company to increase its presence in Florida and installation capabilities. A copy of the press release announcing the acquisition of Kinco and related asset purchase agreement are attached as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

It is currently impractical to provide the financial statements required by Rule 3.05(b) of Regulation S-X. These financial statements will be filed as soon as they are available, but not later than November 15, 2004.

(b)	Pro Forma Financial Information

It is currently impractical to provide the pro forma financial information required by Article 11 of Regulation S-X. This pro forma financial information will be filed as soon as they are available, but not later than November 15, 2004.

(c)	Exhibits

The following exhibits are furnished as a part of this Current Report on Form 8-K:

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99.1	Asset Purchase Agreement, dated September 1, 2004, among Kinco, Ltd., Kinco, Inc., Nancy M. Mills Marital Trust, Bancboston Ventures, Inc., Robert F. King, Daniel Duett and Atrium Windows and Doors of Florida, LLC

99.2	Press release issued by Atrium Companies, Inc. on September 1, 2004

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRIUM COMPANIES, INC.
By:	/s/ Eric W. Long
Eric W. Long
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: September 7, 2004

EXHIBIT INDEX

Exhibit
Number
99.1	Asset Purchase Agreement, dated September 1, 2004, among Kinco, Ltd., Kinco, Inc., Nancy M. Mills Marital Trust, Bancboston Ventures, Inc., Robert F. King, Daniel Duett and Atrium Windows and Doors of Florida, LLC

99.2	Press release issued by Atrium Companies, Inc. on September 1, 2004